WARRANT EXCHANGE AGREEMENT

This WARRANT EXCHANGE AGREEMENT, dated as of May 21, 2018 (this “Agreement”), between HopTo Inc., a Delaware corporation (the “Company”), and the other persons whose names appear on the signature pages attached hereto (each a “Holder”), and collectively, the “Holders”)

RECITALS

WHEREAS, each Holder owns the warrants set forth opposite its name on Schedule I attached hereto (the “Existing Warrants”) to purchase shares of Common Stock, $0.0001 par value (“Common Stock”), of the Company issued pursuant to the Exercise Agreement, dated as of June 17, 2013, and Purchase Agreement, dated as of January 7, 2014, by and between the Company and each Holder, as applicable;

WHEREAS, the Company and each Holder, as applicable, entered into Registration Rights Agreements dated June 14, 2013 and January 7, 2014 (the “Existing Registration Rights Agreements”) whereby the Company agreed to pay the Holders liquidated damages (as described in the Existing Registration Rights Agreements) if sales of the shares of Common Stock underlying the Existing Warrants cannot made pursuant to a Registration Statement;

WHEREAS, the Company and each Holder desire to exchange (the “Exchange”) all of the Existing Warrants for new warrants (the “New Warrants”) entitling the Holder to purchase the number of shares of Common Stock set forth opposite its name on Schedule I (the “Warrant Shares” and together with the New Warrants, the “Securities”);

WHEREAS, to effect the Exchange, each Holder will surrender the Existing Warrants in exchange for New Warrants in a manner expected to be exempt from registration under United States securities laws pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, in connection with the Exchange, the Holders will agree to the full release and termination of claims for damages arising from the Existing Registration Rights Agreements;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Holder, severally, and not jointly, hereby agree as follows:

1. Exchange Terms. Subject to the terms and conditions hereof the Company and each Holder, severally and not jointly, agree as follows:

(a) Exchange. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, at the Closing (as defined below), (i) each Holder shall cause to be validly and irrevocably surrendered for exchange and cancellation the Existing Warrants held by such Holder and (ii) the Company shall cause the New Warrants as set forth on Schedule I to be duly issued, executed, and delivered by the Company in substantially the form attached hereto as Exhibit A.

(b) Consideration. In exchange for each Existing Warrant properly exchanged, each Holder will receive the New Warrants as set forth on Schedule I.

(c) Registration Rights Agreement. The Company and each Holder shall, at the Closing, enter into a registration rights agreement in substantially in the form of Exhibit B hereto (the “Registration Rights Agreement,” and together with the New Warrants and this Agreement, the “Transaction Documents”).

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(d) Legal Opinion. The Company shall procure a legal opinion from Manatt, Phelps & Phillips, LLP or other counsel of its choice (the “Legal Opinion”) to be delivered to, and only to, the Company’s stock transfer agent, and only for its reliance, to remove the 1933 Act restrictive legend on all Common Shares currently held at Closing by the Holders as set forth on Schedule II (the “Current Stock”), provided, however, that each Holder shall provide a certificate in the form and substance previously provided to such Holder (collectively, the “Holder Certificate”) and such other factual confirmations as may reasonably be requested. Promptly following July 28, 2018, the Company agrees to procure a second legal opinion for any Current Stock purchased by a Holder from the Company pursuant to the Purchase Agreement dated as of July 24, 2015 and issued on July 28, 2015, provided, however, that each Holder shall provide a new Holder Certificate dated as of a date not earlier than July 28, 2019. If a Holder revokes or in any way disavows any part of its Holder Certificate or the Company’s counsel reasonably determines (whether due to change in law, policy or market practice) that the Holder Certificate is materially inaccurate or that it no longer provides an adequate legal basis for the Legal Opinion, the Company will so notify the Holder, who will then promptly submit the Current Stock to the Company’s transfer agent for re-imposition of the 1933 Act restrictive legend.

(e) Closing. The closing of the Exchange (the “Closing”) shall take place at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Boulevard, Los Angeles, California 90064 within three business days of the execution and delivery of this Agreement by each of the parties hereto, provided that all of the conditions set forth in Section 4 have been satisfied or waived, or at such time and place as the parties hereto shall agree.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Holder that:

(a) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder and has taken all corporate action necessary therefor. Each Transaction Document to which the Company is a party has been (or upon the execution and delivery thereof by the Company will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) Issuance of Shares. The Warrant Shares have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Company has reserved from its duly authorized capital stock a number of Common Shares for issuance of the Warrant Shares.

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(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound; except in the case of each of clauses (ii) and (iii), such as could not have and would not reasonably be expected to result in a Material Adverse Effect. Holder agrees that, to the extent Holder is a party to any agreement with the Company as to which a consent would be needed to make the representations in this Section 2 true, Holder is deemed to have given such consent.

(e) No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby, except for any such fee or commission paid solely by the Company.

(f) No Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution of, delivery and performance by the Company of the Transaction Documents, other than (i) filings with the Commission of the registration statement and the Form 8-K related to this Agreement and (ii) the notice and/or application(s) to each applicable trading market for the issuance and sale of the Securities (collectively, the “Required Approvals”). Subject to the accuracy of the representations and warranties of each Holder set forth in Section 2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the New Warrants upon due exercise of the New Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Holders as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Holders or the exercise of any right granted to the Holders pursuant to this Agreement or the other Transaction Documents.

(h) OTCBB Compliance. The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 and is quoted on The OTC Bulletin Board quotation service (the “OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or removal from quotation of the Common Stock from the OTCBB, nor has the Company received any notification that the SEC, the OTCBB or FINRA is contemplating terminating such registration or quotation.

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3. Representations and Warranties of the Holder. Each Holder represents and warrants to, and agrees with the Company that:

(a) Investment Purpose. The Securities to be acquired by such Holder are being acquired for investment for such Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act. Such Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities in violation of the 1933 Act. Such Holder has not been formed for the specific purpose of acquiring the Securities.

(b) Accredited Investor Status. Such Holder is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an “Accredited Investor”). Such Holder is not a “bad actor” as defined in Rule 506(d).

(c) Information. Such Holder and its advisors, if any, have been furnished with all materials relating to the business, financial condition, results of operations, management and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Holder or its advisors, and considered all factors such Holder deems material in deciding on the advisability of investing the Securities. Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Notwithstanding the foregoing representations, neither such inquiries nor any other due diligence investigation conducted by Holder or any of its advisors or representatives shall modify, amend or affect Holder’s right to rely on the Company’s representations and warranties contained in Section 2 above.

(d) Authorization; Enforcement. Each Transaction Document to which such Holder is a party: (i) has been duly and validly authorized by such Holder, (ii) has been duly executed and delivered by or on behalf of such Holder, and (iii) will constitute, upon execution and delivery by such Holder thereof and the Company, the valid and binding agreements of such Holder enforceable in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

(e) Residency. If such Holder is an individual, then such Holder resides in the state or province identified in the address of such Holder set forth on the signature pages hereto. If such Holder is a partnership, corporation, limited liability company or other entity, then the office or offices of such Holder in which its principal place of business is identified in the address or addresses of such Holder set forth on the signature pages hereto and such entity is duly organized and in good standing under the laws of the jurisdiction of its formation.

4. Conditions to Closing.

(a) Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Holder set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Holder’s ability to perform its obligations under this Agreement.

(ii) Performance of Agreements. The Holder shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Holder on or prior to the Closing.

(iii) Closing Deliveries. The Holder shall have made the deliveries required to be made by it under Section 1.

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(b) Conditions to the Obligations of the Holder. The obligations of the Holder to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or before the Closing, of each of the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct in all respects, and those that are not so qualified shall be true and correct in all material respects, on and as of the date hereof and on and as of the Closing as though made on and as of the Closing, other than for such failures to be true and correct, that individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement.

(ii) Performance of Agreements. The Company shall have performed and complied in all material respects with each agreement and obligation required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

(iii) Closing Deliveries. The Company shall have made the deliveries or registrations, as applicable, required to be made by it under Section 1.

5. Release. Upon Closing, such Holder, on behalf of itself and its agents, employees, officers, directors, partners, controlling persons and affiliates and their successors and assigns (collectively, “Releasor”), to the maximum extent permitted by law, hereby FOREVER RELEASES AND DISCHARGES the Company and its shareholders, officers, directors, agents, employees, controlling persons and affiliates (collectively, the “Releasees”) from any and all claims, demands, damages, debts, liabilities, obligations, costs, expenses (including attorneys’ and accountants’ fees and expenses), actions and causes of any nature whatsoever arising from, connected with, and/or relating to the Existing Registration Rights Agreements and any and all actual or alleged Registration Defaults occurring or existing on or prior to the execution of this Agreement, including without limitation, all damages (including liquidated damages, consequential damages, and/or lost profits) that are due or could be alleged to be due in connection with any Registration Defaults under or in connection with the Existing Registration Rights Agreements or under any other similar agreements providing for registration of Holder’s securities by the Company (the “Released Matters”). For avoidance of doubt, and without limitation, the Released Matters includes the liability shown on the Company’s financial statements and/or notes filed with its Annual Report on Form 10-K for the year ended December 31, 2017, in connection with alleged Registration Defaults, which liability is, insofar as it relates to any securities of the Company owned by Releasor, hereby fully released by Releasor. The foregoing release includes claims of which are accrued or unaccrued, liquidated or unliquidated, and also includes all claims that Releasor is presently unaware of or which the Releasor does not presently suspect to exist, which, if known by the Releasor, would materially affect the release provided in this section of the Holder’s decision to enter into the transactions set forth herein. For all claims, regardless of legal theory, and whether based in contract, tort, securities, or other law, the Releasor, to the extent applicable, specifically waives California Civil Code Section 1542 and statutes substantially similar in substance thereto, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

In this connection and to the extent permitted by law, the Releasor hereby agrees, realizes and acknowledges that factual matters now unknown to the Releasor may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and the Releasor further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that the Releasor nevertheless hereby intends to release, discharge and acquit the Releasees from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses.

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It is the intention of the Releasor and Releasees in executing this Agreement with the releases set forth in this Section 5, and in receiving New Warrants under this Agreement, that the releases contained in this Section 5 shall be effective as a full and final general release of and from all Released Matters and the final resolution by such Releasor and Releasees of all Released Matters. For the avoidance of doubt, the release set forth in this Section 5 is irrevocable and unconditional, regardless of whether the Company may later breach this Agreement.

“Registration Defaults” means any failures by or on behalf of the Company to file registration statements, obtain or maintain the effectiveness of registration statements, or to keep registration statements up to date, usable or available, or allowing any registration statements to lapse for any reason. Registration Defaults also include any other failure, action or default which, under the applicable agreement, by its terms gives rise to liquidated damages. For purposes of this definition, registration statements shall be read broadly and includes all prospectuses included therein and all amendments or supplements related to either such registration statement or prospectus, and also includes all documents that needed to be incorporated in such registration statements or prospectus by reference.

6. Termination of Liquidated Damages Covenants. The Holders agree that any and all covenants made by the Company to or for the benefit of Holder which provide for the payment of any liquidated damages (or damages that are stated in a specific amount or by a specific formula) and that are contained in the Existing Registration Rights Agreements (or in any other similar agreements between the Holder and the Company) are hereby irrevocably terminated without any liability to the Company and shall have no force or effect. For avoidance of doubt, a breach that, prior to the effectiveness of this Section 6, would have given rise to liquidated damages shall hereafter give rise to such remedy, if any, as the law of contracts would require where there is no agreement as to liquidated damages arising from such breach.

7. Survival. The representations, warranties, covenants and agreements of contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the third anniversary hereof.

8. General

(a) Entire Agreement. This Agreement contains all of the agreements, covenants, terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings, representations, warranties and communications of any kind between the parties and their representatives, whether oral or written, respecting such subject matter.

(b) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns; provided, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto.

(c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to principles of conflicts of laws.

(d) Counterparts; Effectiveness. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(e) Severability. If a court of competent jurisdiction rules that any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, the parties agree that this Agreement shall be considered severable and divisible, and a reviewing court shall have the authority to amend or “blue pencil” this Agreement so as to make it fully valid and enforceable.

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(f) Expenses. All fees and expenses incurred in connection with the transactions contemplated hereby shall be the responsibility of the respective party incurring such fees and expenses.

(g) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be made by (a) United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed, (b) a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid or (c) a nationally recognized overnight delivery service, in each case as follows:

If to Company:

hopTo Inc.
6 Loudon Road, Suite 200
Concord, New Hampshire 03301

with a copy (which shall not constitute notice) to:

Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
Attention: Ben Orlanski, Esq.

If to Holder: To the address under the Holder’s name on Schedule I hereto

(h) Remedies; Limitations.

(i) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company, on the one hand, and the Holder, on the other hand, will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. The parties agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

(ii) Notwithstanding anything to the contrary herein, in any action, suit, claim or other proceeding hereunder or otherwise in connection with the transactions contemplated hereby, whether pursuant to claims under contract, tort, indemnification or any other theory, no party shall seek or be entitled to, and each party hereby knowingly and expressly disclaims the right to assert or receive, damages other than direct damages. In furtherance of the foregoing, the parties expressly disclaim, and shall not be entitled to recover, any indirect, incidental, special, exemplary, punitive or consequential damages or any damages measured by or based on diminution of value, lost profits, a multiple of earnings and/or future value of the New Warrants.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY

hopTo Inc., a Delaware corporation

By:
Name:	Jean-Louis Casabonne
Its:	Interim Chief Executive Officer

[Signatures Continue on Following Pages]

HOLDERS

Special Situations Technology Fund LP

By:
Name:	Adam Stettner
Title:	Managing Partner

Special Situations Technology Fund II LP

By:
Name:	Adam Stettner
Title:	Managing Partner

David R. Wilmerding III

Jon C. Baker Family LLC

By:
Name:	Jon C. Baker
Title:

JMI Holdings LLC (2011 Family Series)

By:
Name:	Charles E. Noell
Title:	Managing Member

London Family Trust

By:
Name:	Robert S. London
Title:	Trustee

Neil Goldman

Wall Street Capital Partners, L.P

By:
Name:	Jeffrey Kone
Title:	Managing Member

(Signature Page to Exchange Agreement)

SCHEDULE I

Exchange

Holder	Amount of Existing Warrants to be Exchanged	Amount of New Warrants to be Issued	Amount of Shares of Common Stock Issuable upon exercise of New Warrants
Special Situations Technology Fund LP	12,667	21,208	21,208
Special Situations Technology Fund II LP	79,000	132,269	132,269
David R. Wilmerding, III	100,000	116,274	116,274
Jon C. Baker Family, LLC	83,333	116,845	116,845
JMI Holdings, LLC	111,111	94,739	94,739
London Family Trust	25,000	48,896	48,896
Neal Goldman	127,776	30,466	30,466
Wall Street Capital Partners, L.P.	26,667	3,859	3,859

SCHEDULE II

Current Stock

Holder	Aggregate Number Existing Shares To Be Delegended	Shares To Be Delegended Upon Execution Of Agreement	Shares To Be Delegended July 28, 2018
Special Situations Technology Fund LP	130,426	47,859	82,567
Special Situations Technology Fund II LP	628,754	298,476	330,278
David R. Wilmerding, III	390,000	166,667	223,333
Jon C. Baker Family, LLC	393,733	166,667	227,066
JMI Holdings, LLC	841,493	222,222	619,271
London Family Trust	0	0	0
Neal Goldman IRA Rollover	33,333	33,333	0
Wall Street Capital Partners, L.P.	0	0	0

EXHIBIT A

Form of Warrant

EXHIBIT B

Registration Rights Agreement